UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     May 18, 2011

LIBERTY STAR URANIUM & METALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50071	90-0175540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5610 E. Sutler Lane, Tucson, Arizona 85712
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code	520-731-8786

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Effective May 18, 2011, we entered into an engagement letter agreement with McNicoll, Lewis & Vlak LLC (“MLV”), whereby MLV agrees to provide certain exclusive and other non-exclusive financial advisory services (the “Services”) to our company, such Services to include general corporate advisory and possible merger/acquisition work involving our company or our core company assets including Big Chunk in Alaska, and Tombstone and North Pipes in Arizona.

In consideration for the Services, we have agreed to pay MLV a retainer fee of $20,000 per month which fee may be paid in the form of cash or common shares of our company, however the minimum cash payment shall be $10,000 per month and the common shares will be issued at a price equal to the market price (being the five day closing average price) on the date prior to the date of issuance of those shares, less a 25% discount.

We also agreed to pay a success fee on the completion of a merger, acquisition, joint venture, sale asset sale, asset purchase, strategic investment with a company or companies engaged in the metals and mining industry or vend-in or strategic partnership.

We have also agreed to pay a placement fee for any equity or debt offering of which MLV introduced the investor.  The placement fee will be payable as to cash and shares.

Item 9.01	Financial Statements and Exhibits
10.1	Engagement Letter Agreement with McNicoll, Lewis & Vlak LLC dated May 18, 2011 (Exhibit B has been omitted pursuant to a request for confidential treatment)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

By:  /s/ James Briscoe
James Briscoe, President and Director
Date: May 27, 2011